EXHIBIT 99.1
CHENIERE ENERGY, INC. NEWS RELEASE
Cheniere Appoints W. Benjamin Moreland to Board of Directors
HOUSTON--(BUSINESS WIRE)-- Cheniere Energy, Inc. (“Cheniere”) (NYSE: LNG) today announced that its Board of Directors (“Board”) has appointed W. Benjamin Moreland to serve as a member of the Board, effective January 21, 2025. Mr. Moreland is considered an independent director. Mr. Moreland has been appointed to the Audit and Compensation Committees.
Mr. Moreland is a private investor and retired Chief Executive Officer of Crown Castle Inc., a leading provider of wireless infrastructure in the U.S., where he served in a variety of leadership roles since joining in 1999, including Executive Vice Chairman, President, and Chief Financial Officer. Previously, Mr. Moreland spent 15 years with Chase Manhattan Bank and predecessor banks, primarily in corporate finance and real estate investment banking. Mr. Moreland has served as the Chair of the Board of Directors of Clear Channel Outdoor Holdings, Inc., an outdoor advertising company, since May 2019. He is a former board member and Chairman of the Board of WIA-The Wireless Infrastructure Association and former member of the Executive Board of the National Association of Real Estate Investment Trusts (NAREIT). He also served on the board of directors of Calpine Corporation from 2009 until its privatization in March 2018, and Monogram Residential Trust from 2016 until its privatization in September 2017. Mr. Moreland is also a former member of the executive board of the Greater Houston Partnership and currently serves as a board member of Houston Methodist Hospital. Mr. Moreland is a member of the University of Texas McCombs School of Business Advisory Council and Bauer Board at the University of Houston. Mr. Moreland received a B.B.A. from the University of Texas at Austin and an M.B.A. from the University of Houston.
“We are pleased to welcome Ben to our Board of Directors today,” said G. Andrea Botta, Cheniere’s Chairman of the Board. “Ben’s decades of relevant experience leading large, complex organizations and serving on boards across industries will complement and enhance the perspectives of our Board for the benefit of our stakeholders. We look forward to Ben’s contributions to help support and guide Cheniere into the future.”

About Cheniere
Cheniere Energy, Inc. is the leading producer and exporter of liquefied natural gas (“LNG”) in the United States, reliably providing a clean, secure, and affordable solution to the growing global need for natural gas. Cheniere is a full-service LNG provider, with capabilities that include gas procurement and transportation, liquefaction, vessel chartering, and LNG delivery. Cheniere has one of the largest liquefaction platforms in the world, consisting of the Sabine Pass and Corpus Christi liquefaction facilities on the U.S. Gulf Coast, with total production capacity of approximately 45 million tonnes per annum (“mtpa”) of LNG in operation and an additional 10+ mtpa of expected production capacity under construction. Cheniere is also pursuing liquefaction expansion opportunities and other projects along the LNG value chain. Cheniere is headquartered in Houston, Texas, and has additional offices in London, Singapore, Beijing, Tokyo, and Washington, D.C.

For additional information, please refer to the Cheniere website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding regulatory authorization and approval expectations, (iii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG terminal and pipeline businesses, including liquefaction facilities, (iv) statements regarding the business operations and prospects of third-parties, (v) statements regarding potential financing arrangements, (vi) statements regarding future discussions and entry into contracts, (vii) statements relating to Cheniere’s capital deployment, including intent, ability, extent, and timing of capital expenditures, debt repayment, dividends, share repurchases and execution on the capital allocation plan, and (viii) statements relating to our goals, commitments and strategies in relation to environmental matters. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.
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Cheniere Energy, Inc.

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